SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

KLA-TENCOR CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Affirmation of Commitment to Pay-for-Performance

On October 9, 2010, the Board of Directors of KLA-Tencor Corporation (the “Company”) affirmed its commitment to pay-for-performance by announcing its intention to do the following:

-	Consistent with the Company’s fiscal year 2011 executive compensation program, at least 50% of the equity awards (in terms of number of shares) granted to the Company’s Chief Executive Officer in any particular fiscal year will be performance-based equity awards that are earned or paid out based on the achievement of performance targets; and

-	Consistent with the Company’s current practice, the performance criteria measured and the difficulty of the achievement will be disclosed in the proxy statement for each annual meeting of stockholders, each in accordance with applicable regulations of the Securities and Exchange Commission.